HEI Exhibit 4.4(f)

SECOND AMENDMENT TO MASTER TRUST AGREEMENT BETWEEN
HAWAIIAN ELECTRIC INDUSTRIES, INC. AND
AMERICAN SAVINGS BANK, F.S.B. AND
FIDELITY MANAGEMENT TRUST COMPANY

THIS SECOND AMENDMENT TO THE MASTER TRUST AGREEMENT is made and entered into effective January 1, 2018, unless otherwise stated herein, by and between Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B. (collectively and individually, the “Sponsor”) and Fidelity Management Trust Company (the “Trustee”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a master trust agreement for the Hawaiian Electric Industries Retirement Savings Plan and the American Savings Bank 401(k) Plan (collectively and individually, the “Plan”), dated as of September 4, 2012, and amended by a First Amendment, effective March 1, 2015, and further amended by letters of direction that were executed by the Sponsor and the Trustee and that specifically state that both parties intend and agree that each such letter of direction shall constitute an amendment (the “Master Trust Agreement”); and

WHEREAS, on November 20, 2017, the Sponsor directed the Trustee to change the fund in the Foreign Large Cap Growth Asset Class to a share class with a lower expense ratio, and the parties wish to amend the Agreement consistent with that direction; and to make changes to the fee schedule; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Master Trust Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Master Trust Agreement by:

(1)	Effective January 1, 2018, amending Schedule B, Fee Schedule, to restate the “Annual Administration Fee for Core Services” section, in its entirety, as follows:

Core Fees	Fixed Basis Points Fee
Annual Administration Fee for Core Services This fee is billed quarterly.	5.5 basis points on total Plan assets, subject to the offsets described below

(2)	Effective January 1, 2018, amending Schedule B, Fee Schedule, to restate the first paragraph in the “Offsets” section, in its entirety, as follows:

OFFSETS

The Annual Administration Fee for Core Services, which is 5.5 basis points of total Plan assets as of the December 31 of the prior year, billed and payable quarterly, shall be subject to the following offsets:

(3)	Effective January 1, 2018, amending Schedule B, Fee Schedule, to restate the first paragraph in the “Revenue Credit” section, in its entirety, as follows:

REVENUE CREDIT

The Trustee shall make a payment in the amount of the Revenue Credit calculated annually by Plan to a suspense account in each Plan (the “Revenue Credit Account”) subject to the following terms:

(4)	Effective at the close of business (4:00p.m. ET) on January 1, 2018, amending the “investment options” section of Schedule C, Investment Options, to add the following:

•	Fidelity® Diversified International K6 Fund (2947)

On the effective date of this Amendment, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund and Non-Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund, the Named Fiduciary hereby consents to receiving such documents electronically. The Named Fiduciary shall access each such prospectus as described below after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. The Trustee represents that on the effective date of this Amendment, prospectuses will be available through the Mutual Fund Investment Detail page for the Plan on Fidelity NetBenefits, and Fidelity Fund prospectuses will be available at http://www.fidelity.com/workplacedocuments. The Trustee may from time to time notify the Named Fiduciary that prospectuses are available at alternative website locations. The Named Fiduciary represents that by the effective date, it has accessed/will access each such prospectus in the manner described above. In the event a prospectus for a Plan investment option cannot be accessed, the Named Fiduciary will contact the Trustee to receive the prospectus.

The Sponsor acknowledges and agrees that neither the Trustee nor an affiliate are responsible for the content of any shareholder materials and other communications prepared by Non-Fidelity Mutual Funds, including but not limited to Non-Fidelity Mutual Fund Prospectuses, Summary Prospectuses or supplements thereto, annual reports, proxy statements or items of advertising or marketing material that are prepared by the Non-Fidelity Mutual Fund, its advisor or an affiliate.

(5)	Effective at the close of business (4:00p.m. ET) on January 2, 2018, amending the “investment options” section of Schedule C, Investment Options, to delete the following:

•	Fidelity® Diversified International Fund - Class K (2082)

(6)	Effective January 2, 2018, restating Schedule C, Investment Options, in its entirety, as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the Master Trust Agreement, each party may rely without duty of inquiry on the foregoing representation.

HAWAIIAN ELECTRIC INDUSTRIES, INC.		FIDELITY MANAGEMENT TRUST
AND AMERICAN SAVINGS BANK, F.S.B		COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES,
INC. PENSION INVESTMENT COMMITTEE

By: /s/ Greg C. Hazelton	11/20/2017	By: /s/ Greg Gardiner	11/21/2017
Authorized Signatory	Date	FMTC Authorized Signatory	Date
Name: Greg C. Hazelton
Title: EVP and Chief Financial Officer

By: /s/ Kurt Murao_	11/20/2017
Authorized Signatory	Date
Name: Kurt Murao
Title: Secretary

SCHEDULE C - Investment Options

In accordance with Section 5(b), the Named Fiduciary hereby directs the Trustee that Participants’ individual accounts may be invested in the following investment options:

•	Fidelity® 500 Index Fund - Institutional Class (2327)

•	Fidelity® Diversified International K6 Fund (2947)

•	Fidelity® Extended Market Index Fund - Premium Class (1521)

•	Fidelity Freedom® Index 2005 Fund - Institutional Premium Class (2765)

•	Fidelity Freedom® Index 2010 Fund - Institutional Premium Class (2766)

•	Fidelity Freedom® Index 2015 Fund - Institutional Premium Class (2767)

•	Fidelity Freedom® Index 2020 Fund - Institutional Premium Class (2768)

•	Fidelity Freedom® Index 2025 Fund - Institutional Premium Class (2769)

•	Fidelity Freedom® Index 2030 Fund - Institutional Premium Class (2770)

•	Fidelity Freedom® Index 2035 Fund - Institutional Premium Class (2771)

•	Fidelity Freedom® Index 2040 Fund - Institutional Premium Class (2772)

•	Fidelity Freedom® Index 2045 Fund - Institutional Premium Class (2773)

•	Fidelity Freedom® Index 2050 Fund - Institutional Premium Class (2774)

•	Fidelity Freedom® Index 2055 Fund - Institutional Premium Class (2775)

•	Fidelity Freedom® Index 2060 Fund - Institutional Premium Class (2776)

•	Fidelity Freedom® Index Income Fund - Institutional Premium Class (2764)

•	Fidelity® Government Money Market Fund - Premium Class (2741)

•	Fidelity® Puritan® Fund - Class K (2100)

•	Fidelity® U.S. Bond Index Fund - Institutional Class (2325)

•	Fidelity® Value Fund - Class K (2102)

•	HEI Common Stock Fund (TCHE) (Hawaiian Electric Industries Retirement Savings Plan only)

•	HEI Common Stock Fund (TVFM) (American Savings Bank 401(k) Plan only)

•	Invesco Comstock Fund Class R6 (OKM4)

•	Morgan Stanley Institutional Fund, Inc. International Equity Portfolio Class I (OFAI)

•	Nuveen Mid Cap Growth Opportunities Fund Class I (OKJY)

•	PIMCO Total Return Fund Institutional Class (OF1P)

•	T. Rowe Price Growth Stock Fund (OF4J)

•	T. Rowe Price Small-Cap Stock Fund (OFTH)

•	Vanguard Total International Stock Index Fund Admiral Shares (OS4X)

DEFAULT INVESTMENT OPTION:
The Named Fiduciary hereby directs that for Plan assets allocated to a Participant’s account, the investment option referred to in Section 5(c) shall be the age-appropriate Fidelity Freedom® Index Fund - Institutional Premium Class determined according to a methodology selected by the Named Fiduciary and communicated to the Trustee in writing.

The Named Fiduciary further understands and agrees that the Trustee will continue to default a Participant’s future contributions into the applicable Fidelity Freedom® Index Fund - Institutional Premium Class until such time that the Trustee receives proper direction from the Participant.  Furthermore, if the Trustee does not receive a Participant’s date of birth, the Client directs the Trustee to default the Participant into the Fidelity Freedom® Index Income Fund - Institutional Premium Class (2764).

In the case of unallocated Plan assets, the termination or reallocation of an investment option, or Plan assets described in Section 5(e)(vi)(B)(5), the Plan’s default investment shall be the Fidelity® Government Money Market Fund - Premium Class (2741) or such other investment option as the Named Fiduciary may designate by letter of direction to the Trustee.

The Named Fiduciary hereby directs that for assets allocated to the Revenue Credit Account, the investment options referred to in Schedule B shall be the Fidelity® Government Money Market Fund - Premium Class (2741).

The Sponsor hereby directs the Trustee to add any additional Fidelity Freedom® Index Funds - Institutional Premium Class as permissible investment options as they are launched, such funds being available to Participants as of the open of trading on the NYSE on their respective inception dates or as soon thereafter as administratively practicable, unless otherwise directed by the Sponsor.

The Sponsor hereby directs the Trustee to update the methodology (i.e., date ranges) as additional Fidelity Freedom® Index Funds - Institutional Premium Class are launched and added in accordance with the above. Such updates will be made to the service as soon as administratively practicable following the launch of future Fidelity Freedom® Index Funds - Institutional Premium Class, unless otherwise directed by the Sponsor.

5